UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 13, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01,	Entry into a Material Definitive Agreement, and Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2008, HEI and HECO announced a management change.

T. Michael May, 61, currently HECO President and Chief Executive Officer (CEO), will retire from HECO. Under the terms of a letter agreement entered into on June 13, 2008, HECO has agreed that Mr. May will resign as President and CEO of HECO on August 1, 2008, but will remain an employee of HECO until his formal retirement on February 1, 2009. Mr. May has agreed to be available to assist HECO in the executive search for his successor and to support HECO in its transition to new leadership. Constance H. Lau, Chairman of the Board of HECO and President and CEO of HECO’s parent company, HEI, will oversee management of HECO until a successor to Mr. May has been named. An executive search is underway.

Under the terms of the letter agreement, Mr. May will continue to receive his current base salary until his formal retirement. Mr. May will also be eligible for payouts under HEI’s Executive Incentive Compensation Plan (EICP) and Long Term Incentive Plan in accordance with the terms of those plans and awards previously made under the plans. In addition, if the incentive award for 2008 performance under the EICP is less than the amount Mr. May would receive if his 2008 goals were achieved at his “target” levels, then HECO has agreed to make up that shortfall with an additional cash payment to Mr. May in the amount of such shortfall and also to purchase an annuity for Mr. May in an amount equivalent to the amount by which his payments under the HEI Supplemental Executive Retirement Plan are less than they would have been had there not been that shortfall. HECO also agrees to continue the perquisites and reimbursements Mr. May currently receives until his formal retirement.

Mr. May joined HECO in 1992 and has served as President and CEO and a director of HECO since 1995. Mr. May also served as a director of HEI from 1995 to 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Curtis Y. Harada	/s/ Tayne S. Y. Sekimura
Curtis Y. Harada	Tayne S. Y. Sekimura
Controller and Acting Financial Vice President, Treasurer, and Chief Financial Officer	Senior Vice President, Finance and Administration
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: June 16, 2008	Date: June 16, 2008

1